                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS





     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 1995, appearing on page 18 of Daniel Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1995.


/s/ PRICE WATERHOUSE LLP

    PRICE WATERHOUSE  LLP




    Houston, Texas
    March 11, 1996